UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

CUBESMART

CUBESMART, L.P.

(Exact Name Of Registrant As Specified In Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54662	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087

(Address of Principal Executive Offices)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

This Current Report on Form 8-K files as exhibits (i) the Purchase and Sale Agreement (the “HAC Purchase Agreement”) previously disclosed in a Current Report on Form 8-K filed on November 1, 2013 (the “Prior Form 8-K”), entered into on October 28, 2013 by CubeSmart, L.P., the limited partnership through which CubeSmart owns its assets and conducts its operations (the “Operating Partnership”), with certain entities affiliated with GRDM Lion Management, LLC and Lion Value Fund, L.P. to acquire 29 self-storage facilities located in Houston and Austin, Texas and one self-storage facility located in Charlotte, North Carolina, along with related real and personal property, and (ii) the Purchase and Sale Agreement (the “GJR Purchase Agreement”) entered into by the Operating Partnership on October 28, 2013 and previously disclosed in the Prior Form 8-K with certain entities affiliated with GJR Investment Management, Inc. party thereto to acquire six self-storage facilities located in Houston, Texas, along with related real and personal property.  Descriptions of the material terms and conditions of the HAC Purchase Agreement and the GJR Purchase Agreement were provided in Item 1.01 of the Prior Form 8-K, which such Item 1.01 is incorporated in this Item 1.01 by reference.  All the facilities to be acquired under the HAC Purchase Agreement and the GJR Purchase Agreement are referred to herein as the “Facilities”.  At closing, all but one of the Facilities are expected to be contributed to a new joint venture between an institutional joint venture partner and the Operating Partnership.  The acquisitions are expected to be funded with approximately $158.2 million in cash contributed to the joint venture by our joint venture partner, cash on hand and additional borrowings under the revolving portion of our credit facility.

The HAC Purchase Agreement and the GJR Purchase Agreement the Operating Partnership entered into on October 28, 2013 are filed as Exhibits 10.1 and 10.2, respectively, and incorporated in this Item 1.01 by reference.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Purchase and Sale Agreement, dated as of October 28, 2013, by and among the Sellers listed therein and CubeSmart, L.P.(1)

10.2	Purchase and Sale Agreement, dated as of October 28, 2013, by and among the Sellers listed therein and CubeSmart, L.P.(1)

(1)  Certain schedules and attachments referenced in the Purchase and Sale Agreement have been omitted.  A copy of any omitted schedule and attachment will be furnished supplementally to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: December 10, 2013	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President, Chief Legal
Officer & Secretary

CUBESMART, L.P.

	By:		CubeSmart, its general partner

Date: December 10, 2013	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President, Chief Legal
Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase and Sale Agreement, dated as of October 28, 2013, by and among the Sellers listed therein and CubeSmart, L.P.(1)

10.2	Purchase and Sale Agreement, dated as of October 28, 2013, by and among the Sellers listed therein and CubeSmart, L.P.(1)

(1)  Certain schedules and attachments referenced in the Purchase and Sale Agreement have been omitted.  A copy of any omitted schedule and attachment will be furnished supplementally to the Securities and Exchange Commission upon request.